UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 5, 2013

Date of earliest event reported: September 5, 2013

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Main Street, Suite 1300
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 30, 2013, a lawsuit was filed in the Chancery Court of the State of Delaware, C.A. No. 8856-, by Constellation Energy Partners Management, LLC (“CEPM”), a subsidiary of PostRock Energy Corporation, Gary M. Pittman and John R. Collins against Stephen R. Brunner, Richard S. Langdon, Richard H. Bachmann, John N. Seitz, Sanchez Oil & Gas Corporation (“Sanchez Oil & Gas”), Sanchez Energy Partners I, LP (“SEP I”), Antonio R. Sanchez, III, Gerald F. Willinger and Constellation Energy Partners LLC (the “Company”) in connection with the previously reported closing on August 9, 2013 of the Company’s purchase of oil and natural gas properties from SEP I and the issuance by the Company of units to SEP I in connection therewith. The plaintiffs contend, among other things, that the issuance of the units to SEP I in connection with the acquisition was not permitted under the Company’s operating agreement, that Messrs. Pittman and Collins should not have been removed as the Class A managers of the Company’s board of managers, and that SEP I, Sanchez Oil & Gas and Messrs. Sanchez and Willinger participated in the bad faith conduct of the other defendants and interfered with CEPM’s contractual rights under the Company’s operating agreement. The plaintiffs allege claims against the Company and certain of its managers and officers relating to breach of contract, breach of the duty of good faith, and breach of the implied covenant of good faith and fair dealing; the plaintiffs also allege aiding and abetting and tortious interference claims against Sanchez Oil & Gas, SEP I and Messrs. Sanchez and Willinger. The plaintiffs seek, among other things, declaratory relief reappointing Messrs. Pittman and Collins to the Company’s board of managers and removing Messrs. Sanchez and Willinger therefrom, an injunction against the Company taking any further action outside the ordinary course of business during the pendency of the litigation, declaratory relief rescinding the units issued by the Company to SEP I and declaratory relief that CEPM has sole voting power with respect to the outstanding Class A units, declaratory relief that Messrs. Brunner, Langdon, Bachmann and Seitz have breached fiduciary and contractual duties and are not entitled to indemnification from the Company as a result thereof, and monetary damages. The Company believes that the allegations contained in the lawsuit are without merit and intends to vigorously defend itself against the claims raised in the complaint. In conjunction with its defense in the litigation, the Company anticipates that it will incur legal and other costs that may have a material effect on available cash which could impact the Company’s ability to make distributions.

On September 5, 2013, the Company issued a press release regarding the litigation. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated September 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: September 5, 2013	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release, dated September 5, 2013